EXHIBIT 10.6

SECURITIES PURCHASE AGREEMENT

            This Securities Purchase Agreement is entered into as of August 31, 2010, by and between
“LFC”: Louisiana Food Company 917 3rd Street Norco, Louisiana 70079	“PURCHASER”: Clarence Farmer (Printed Name) ____________________ (Address) ____________________ (E-mail)

            in light of the following facts:

WHEREAS, LFC is a newly-formed start-up company that intends to become a publicly-traded company; and

WHEREAS, Purchaser desires to acquire units (the “Units”) comprised of shares of LFC common stock and warrants to purchase shares of LFC common stock; and

WHEREAS, LFC desires to issue the Units to Purchaser on the terms and conditions set forth in this Agreement.

WITNESSETH:

            THEREFORE, the Agreement of the parties, the promises of each being consideration for the promises of the other:

I. DEFINITIONS

            Whenever used in this Agreement, the following terms shall have the meanings set forth below, including the exhibit hereto or amendments hereof.

            A.        “Agreement” shall mean this Securities Purchase Agreement and all exhibits hereto or amendments hereof.

            B.        “Knowledge of LFC” or matters “known to LFC” shall mean matters actually known to the Board of Directors or officers of LFC, or which reasonably should be or should have been known by them upon reasonable investigation.

            C.        “LFC” shall mean Louisiana Food Company, a Nevada corporation.

            D.        “Purchaser” shall mean the person acquiring the Common Stock of LFC, pursuant to this Agreement.

            E.        “Securities Act” shall mean the Securities Act of 1933, as amended, and includes the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, as such shall then be in effect.

            Any term used herein to which a special meaning has been ascribed shall be construed in accordance with either (1) the context in which such term is used, or (2) the definition provided for such terms in the place in this Agreement at which such term is first used.

II. DISCLOSURES

            A summary of the business plan of LFC is attached hereto as Exhibit “A” and made a part hereof. Purchaser hereby acknowledges that he has had the opportunity to ask questions of, and receive answers from, the principals of LFC regarding the disclosures contained in Exhibit “A”. Further, Purchaser understands and acknowledges that LFC is a development-stage company and may never earn a profit.

III. PURCHASE AND SALE

            LFC hereby sells to Purchaser and Purchaser hereby buys from LFC 50,000 Units, each Unit being comprised of five (5) shares of LFC common stock and one (1) warrant to purchase one (1) share of LFC common stock at an exercise price of $.10, in the form of Exhibit “B” attached hereto. The Units shall be sold to Purchaser at the price and subject to all of the terms and conditions set forth herein.

IV. PURCHASE PRICE - PAYMENT

            Purchaser shall deliver to LFC the sum of $2,500 in payment of the 50,000 Units purchased by Purchaser hereunder, a per Unit price of $.01, which payment shall be delivered as provided in paragraphs VI and VII hereinbelow.

V. ISSUANCE OF THE UNITS

            LFC shall cause the securities comprising the 50,000 Units purchased and sold hereunder to be issued as provided in paragraphs VI and VII hereinbelow.

VI. THE EXCHANGE

            Upon the mutual execution of this Agreement, Purchaser agrees to deliver forthwith the sum of $2,500 required to be delivered pursuant to paragraph IV hereof. Upon receipt of such funds, LFC shall deliver to Purchaser the securities comprising the 50,000 Units purchased and sold hereunder.

VII. REPRESENTATIONS AND WARRANTIES OF LFC

            LFC represents and warrants to Purchaser:

            A.        Organization and Corporate Authority. LFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in all jurisdictions where the ownership of property or maintenance of an office would require qualification. LFC has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

            B.        Subsidiaries. LFC has no subsidiaries.

            C.        Options, Warrants and Rights. Prior to the consummation of the transactions contemplated by this Agreement, LFC has outstanding 6,000,000 warrants for the purchase of shares of LFC’s common stock.

            D.        Issuance of the Securities Comprising the Units. The securities comprising the Units, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of LFC, will be issued in compliance with applicable state and federal laws.

            E.        Financial Condition; Use of Proceeds. LFC is a newly-formed, development-stage company without revenues. LFC requires substantial additional capital with which to implement its complete business plan. There is no assurance that LFC will obtain such needed capital or that its business plan, when implemented, will prove to be successful. The funds derived under this Agreement will be utilized for working capital.

            F.        Undisclosed or Contingent Liabilities. To the best knowledge of LFC and to its officers and directors, LFC has no material liabilities and, to the best knowledge of the officers and directors of LFC, LFC has no contingent liabilities.

            G.        Litigation. LFC is not a party to any suit, action, proceeding, investigation or labor dispute (collectively “actions”) pending or currently threatened against it.

            H.        Compliance with Agreements. The execution and performance of this Agreement will not result in any violation or be in conflict with any agreement to which LFC is a party.

            I.         Title to Property and Assets. LFC has good and marketable title to its properties and assets free and clear of all mortgages, liens, security interests and encumbrances.

            J.         Franchises and Permits; Taxes and Other Liabilities. To the knowledge of LFC, it has all franchises, permits, licenses, orders and approvals of any federal, state, local or foreign government or self regulatory body that are material to or necessary for the conduct of its business. To the knowledge of LFC, it has no outstanding tax liabilities, no unsatisfied final judgment or valid lien filed against it or any of its property.

            K.        Governmental Consents. To the knowledge of LFC, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of LFC is required in connection with the valid execution, delivery and performance of this Agreement.

            L.        Authorization. All corporate action on the part of LFC and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, for the performance of LFC’s obligations hereunder and for the issuance and delivery of the securities comprising the Units has been taken. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of LFC.

            M.       Regulatory Compliance. To the knowledge of LFC, it is in compliance with all applicable environmental regulations relating to its business operations.

            N.        Employee Matters. To the knowledge of LFC, it is in compliance with all laws and regulations applicable to employee-related matters.

            O.        Suppliers and Customers. To the knowledge of LFC, its relations with its suppliers and customers are good.

VIII. REPRESENTATIONS AND WARRANTIES OF PURCHASER

            A.        Purchaser is under no legal disability with respect to entering into, and performing under, this Agreement.

            B.        Purchaser represents and warrants that he is financially responsible, able to meet his obligations and acknowledges that this investment will be long term, must be held indefinitely and is by its nature speculative.

            C.        Purchaser represents and warrants that he understands that the Units and the securities comprising the Units have not been registered under the Securities Act and applicable state securities laws in reliance on the exemption provided by Section 4(2) of the Securities Act, relating to transactions not involving a public offering and corresponding state securities laws regarding non-public offerings.

            D.        Purchaser represents and warrants that the Units, including the securities comprising the Units, are not being purchased with a view to or for the resale or distribution thereof and that he has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

            E.        Purchaser further consents to the placement of the following legend, or a legend similar thereto, on the certificates representing the securities comprising the Units:

“THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.”

IX. MISCELLANEOUS

            A.        Survival of Covenants. Unless otherwise waived as provided herein, all covenants agreements, representations and warranties of the parties made in this Agreement and in the financial statements or other written information delivered or furnished in connection therewith and herewith shall survive the Exchange hereunder, and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

            B.        Arbitration. In the event of a dispute between the parties hereto that arises out of this Agreement, the parties hereby agree to submit such dispute to arbitration before the American Arbitration Association (the “Association”) at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

            C.        Governing Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Nevada.

            D.        Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

            E.        Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns and administrators of the parties hereto.

            F.        Entire Agreement. This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

            IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.
“LFC”: LOUISIANA FOOD COMPANY By: /s/ DAVID LOFLIN David Loflin President	“PURCHASER”: /s/ CLARENCE FARMER Clarence Farmer